Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-173866) pertaining to the HCA-Hospital Corporation of America Nonqualified Initial Option Plan, HCA, Inc. 2000 Equity Incentive Plan and HCA 2005 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-172887) pertaining to the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated of HCA Holdings, Inc.,

(3)	Registration Statement (Form S-8 No. 333-150714) pertaining to the 2006 Stock Incentive Plan for Key Employees of HCA Inc. and its Affiliates, and

(4)	Registration Statement (Form S-3 No. 333-175791) of HCA Holdings, Inc.;

of our reports dated February 23, 2012, with respect to the consolidated financial statements of HCA Holdings, Inc. and the effectiveness of internal control over financial reporting of HCA Holdings, Inc., included in this Annual Report (Form 10-K) of HCA Holdings, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Nashville, Tennessee

February 23, 2012